UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2023
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MATTERPORT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39790	85-1695048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
352 East Java Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (650) 641-2241
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	MTTR	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
As previously disclosed, on February 16, 2023, Matterport, Inc. (the “Company”) filed a petition in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law (the “DGCL”) seeking validation of its Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”) which, among other things, increased the total number of authorized shares of the Company’s Class A common stock, par value $0.0001 per share, from 400,000,000 shares to 600,000,000 shares (the “Section 205 Action”). The Section 205 Action filed by the Company in the Court of Chancery is captioned In re Matterport, Inc., C.A. No. 2023-0201-LWW (Del. Ch.).
On March 14, 2023, the Court of Chancery held a hearing on the Company’s Section 205 Action and granted an order pursuant to Section 205 of the DGCL validating and declaring effective the New Certificate of Incorporation and all shares of capital stock of the Company issued in reliance on the effectiveness of the New Certificate of Incorporation, each as of the date and time of the original issuance of such shares. A copy of the Court of Chancery’s order is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.
(d)List of Exhibits.

Exhibit No.	Description

99.1	Order Entered by the Delaware Court of Chancery on March 14, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matterport, Inc.

Date: March 16, 2023	By:	/s/ James D. Fay
	Name:	James D. Fay
	Title:	Chief Financial Officer